                                                                      Exhibit 12


                     RATIO OF EARNINGS TO FIXED CHARGES
    AND RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                            (DOLLARS IN MILLIONS)


                                                    THREE MONTHS ENDED
                                                --------------------------  FISCAL PERIOD ENDED
                                                FEBRUARY 29,   JANUARY 31,     NOVEMBER 30,
                                                   1996            1995            1995
                                                ------------   -----------  --------------------
RATIO OF EARNINGS TO FIXED CHARGES

Earnings:
   Income before income taxes                       $440            $58             $883
   Add:  Fixed charges, net                        1,870          1,558            5,538
                                                  ------         ------           ------
     Income before income taxes and
       fixed charges, net                         $2,310         $1,616           $6,421
                                                  ======         ======           ======

Fixed charges:
   Total interest expense (1)                     $1,859         $1,555           $5,512
   Interest factor in rents (2)                       11             11               37
                                                  ------         ------           ------

     Total fixed charges                          $1,870         $1,566           $5,549
                                                  ======         ======           ======

Ratio of earnings to fixed charges                   1.2            1.0              1.2

RATIO OF EARNINGS TO FIXED CHARGES AND
   PREFERRED STOCK DIVIDENDS

Earnings:
   Income before income taxes                       $440            $58             $883
   Add:  Fixed charges, net                        1,870          1,558            5,538
                                                  ------         ------           ------
     Income before income taxes and
       fixed charges, net                         $2,310         $1,616           $6,421
                                                  ======         ======           ======

Fixed charges:
   Total interest expense (1)                     $1,859         $1,555           $5,512
   Interest factor in rents (2)                       11             11               37
   Preferred stock dividends (3)                      26             24               80
                                                  ------         ------           ------

     Total fixed charges and preferred
       stock dividends                            $1,896         $1,590           $5,629
                                                  ======         ======           ======
Ratio of earnings to fixed charges and
   preferred stock dividends                         1.2            1.0              1.1

                                                       FISCAL YEAR ENDED JANUARY 31,            YEAR ENDED
                                                  --------------------------------------       DECEMBER 31,
                                                   1995            1994            1993            1991
                                                  ------          ------           -----       -------------
RATIO OF EARNINGS TO FIXED CHARGES

Earnings:
   Income before income taxes                       $594          $1,200             $793            $772
   Add:  Fixed charges, net                        5,916           5,055            4,397           3,963
                                                  ------          ------           ------          ------
     Income before income taxes and
       fixed charges, net                         $6,510          $6,255           $5,190          $4,735
                                                  ======          ======           ======          ======

Fixed charges:
   Total interest expense (1)                     $5,899          $5,020           $4,362          $3,946
   Interest factor in rents (2)                       41              35               35              38
                                                  ------          ------           ------          ------

     Total fixed charges                          $5,940          $5,055           $4,397          $3,984
                                                  ======          ======           ======          ======

Ratio of earnings to fixed charges                   1.1             1.2              1.2             1.2

RATIO OF EARNINGS TO FIXED CHARGES AND
   PREFERRED STOCK DIVIDENDS

Earnings:
   Income before income taxes                       $594          $1,200             $793            $772
   Add:  Fixed charges, net                        5,916           5,055            4,397           3,963
                                                  ------          ------           ------          ------
     Income before income taxes and
       fixed charges, net                         $6,510          $6,255           $5,190          $4,735
                                                  ======          ======           ======          ======

Fixed charges:
   Total interest expense (1)                     $5,899          $5,020           $4,362          $3,946
   Interest factor in rents (2)                       41              35               35              38
   Preferred stock dividends (3)                      97              85               82              47
                                                  ------          ------           ------          ------

     Total fixed charges and preferred
       stock dividends                            $6,037          $5,140           $4,479          $4,031
                                                  ======          ======           ======          ======
Ratio of earnings to fixed charges and
   preferred stock dividends                         1.1             1.2              1.2             1.2

(1)             Total interest expense for the three months ended
                January 31, 1995, the fiscal period ended November 30, 1995, the fiscal year ended January 31, 1995 and the year ended December 31, 1991 includes capitalized interest.

(2) Interest factor in rents represents one-third of rent expense, which is considered representative of the interest factor.

(3) The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.